EXHIBIT 5.1


LAW OFFICES
Nelson Mullins Riley & Scarborough, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP
999 Peachtree Street, N.E.
First Union Plaza
Suite 1400
Atlanta, Georgia 30309
TELEPHONE (404) 817-6000
FACSIMILE (404) 817-6050
www.nmrs.com                            OTHER OFFICES:
                                        Charleston, South Carolina
                                        Charlotte, North Carolina
                                        Columbia, South Carolina
                                        Greenville, South Carolina
                                        Myrtle Beach, South Carolina



                              March 11, 1998


BeachFirst National Bancshares, Inc.
1550 North Oak Street
Myrtle Beach, South Carolina 29577

Ladies and Gentlemen:

     We have acted as counsel to BeachFirst National Bancshares, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 110,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, which may be issued by the Company upon the exercise of stock options under its 1997 Stock Option Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,
                           NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                           /s/ Neil E. Grayson, Esq.
                           Neil E. Grayson, Esq.